UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2020

VITASPRING BIOMEDICAL CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-216465	37-1836726
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2372 Morse Ave. #950 Irvine CA 92614
(Address of Principal Executive Offices) (Zip Code)

(909)202-9235

 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________________________________________

Item 1.01 Unregistered Sales of Equity Securities.

On November 24, 2020, the Board of Directors of the Company approved the issuance of approximately 6,223,520 shares of common stock at a deemed price of $0.005 per share for services to certain non-US founders of the Company, including the following:

Thai-Yen Ling, 583,335 shares;

Yen-Hua Huang, 583,335 shares;

Pao-Chi Chu, 526,815 shares;

Cheng-Hsiang Kao, 500,000 shares;

Hsu-Chih Lee, 500,015 shares;

Che-Li Lin, 500,000 shares;

Yen-Husn Chen,500,000 shares;

Yueh-CHuan Tsai, 250,000 shares; and

Fuk-Chen Suen, 2,290,020 shares.

These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the purchasers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITASPRING BIOMEDICAL CO. LTD.
December 01, 2020	By: /s/ Chu Pao-Chi Chu Pao-Chi Chief Executive Officer